Exhibit 10.1

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT to the Securities Purchase Agreement (this “Amendment”) is made and entered into as of December 16, 2022, by and between Midatech Pharma PLC, a public limited company organized under the laws of England and Wales (the “Company”), and a certain purchaser party to that certain Securities Purchase Agreement, dated as of December 13, 2022 (the “Purchaser”), by and between the Company and the Purchaser named therein (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, Section 5.5 of the Purchase Agreement provides that no provision of the Purchase Agreement may be waived, modified, supplemented or amended except in a written instrument signed, if prior to the First Closing Date, by the Company and each Purchaser;

WHEREAS, as of the date hereof, the First Closing has not occurred; and

WHEREAS, the Company and the undersigned Purchaser desires to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby amend the Purchase Agreement as follows:

1.       Amendments.

(a)       Section 2.2(a)(vi) of the Purchase Agreement is hereby amended by deleting “$1.00” and replacing it with “$1.10.”

(b)       Section 2.2(a)(vii) of the Purchase Agreement is hereby amended by deleting “$1.00” and replacing it with “$1.10.”

(c)       The first sentence of Section 4.14 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding anything herein to the contrary, each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will, directly or indirectly, (i) execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, and (ii) execute any Short Sales during the period between the date hereof and the occurrence of the Second Closing.”

(d)       Section 5.1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Section 5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the First Closing has not been consummated on or before the fifth (5th) Trading Day following the First Closing Date; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties). Additionally, in the event (i) the Arrangement is terminated and the Purchasers have not waived such closing condition contained in 2.3(b)(v) herein within two (2) Business Days of the public announcement of such termination of the Arrangement or (ii) the 20-Day VWAP on the proposed Second Closing Date is less than $1.00, the Company may terminate the Second Closing and Registration Rights Agreement by providing written notice immediately to the Purchasers and publicly disclosing the termination of the Second Closing (the “Second Closing Termination”).

2.       Definitions.

(a)       The definition of “Per ADS Purchase Price” in Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Per ADS Purchase Price equals (i) with respect to the First Closing, $1.00 (inclusive of any Depositary ADS issuance fee), subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the ADSs and/or the Ordinary Shares, as applicable, that occur after the date of this Agreement, and (ii) with respect to the Second Closing, the lesser of (x) $1.00 or (y) the 20-Day VWAP minus 10.0% (inclusive of any Depositary ADS issuance fee), in each case subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the ADSs and/or the Ordinary Shares, as applicable, that occur after the date of this Agreement.”

(b)       Section 1.1 of the Purchase Agreement is amended to add the following definition:

“20-Day VWAP means, for the twenty (20) Trading Day period immediately prior to the Second Closing Date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.”

3.       Effect of this Amendment. Except as amended or otherwise modified herein, the Purchase Agreement shall remain in full force and effect, and all future references to the Purchase Agreement shall mean the Purchase Agreement as amended herein.

4.       Counterparts; Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANY:

MIDATECH PHARMA PLC

By:
Name: Stephen Stamp
Title: Chief Executive Officer & Chief Financial Officer

[Signature Page For Purchaser Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

PURCHASER:

Name:
Title: